UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2024

ABVC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40700	26-0014658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44370 Old Warm Springs Blvd. Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (510) 668-0881

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ABVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 16, 2024, ABVC BioPharma, Inc. (the “Company”) held its 2024 annual meeting of shareholders (the “Annual Meeting”), which was originally scheduled for January 16, 2024. At the Annual Meeting, the Company’s shareholders voted on 4 proposals. At the beginning of the Annual Meeting, 5,736,015 shares of common stock, which represents 54.31% of the voting power of the shares entitled to vote at the Annual Meeting, were represented by proxy, which constituted a quorum for the transaction of business.

We are filing this Current Report on Form 8-K to disclose the voting results from the Annual Meeting.

1.	To re-elect 11 directors to the Company’s board of directors (the “Board”), with such directors to serve until the 2025 annual meeting of shareholders.

Name	For	Against	Withheld
Eugene Jiang	4,542,439	0	43,661
Dr. Tsang Ming Jiang	4,542,416	0	43,684
Norimi Sakamoto	4,542,773	0	43,327
Yen-Hsin Chou	4,542,416	0	43,684
Dr. Tsung-Shann (T.S.) Jiang	4,542,559	0	43,541
Dr. Chang-Jen Jiang	4,542,214	0	43,886
Hsin-Hui Miao	4,541,882	0	44,218
Yoshinobu Odaira	4,541,795	0	44,305
Che-Wei Hsu	4,541,882	0	44,218
Shuling Jiang	4,541,486	0	44,614
Yu-Min (Francis) Chung	4,542,178	0	43,922

Accordingly, all directors were re-elected.

2.	To ratify the appointment of WWC P.C. CPA as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2024.

For	Against	Abstain
5,449,292	123,503	163,220

Accordingly,  WWC P.C. CPA was reappointed as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2024.

3.	To authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock underlying convertible notes and warrants issued by us pursuant to the terms of that certain Securities Purchase Agreement dated February 23, 2023, and certain Securities Purchase Agreement dated January 17, 2024, by and among the Company and Lind Global Fund II, LP (“Lind”), in an amount equal to or in excess of 20% of our common stock outstanding immediately prior to the issuance of such convertible note and warrants (including upon the operation of anti-dilution provisions contained in such convertible preferred stock and warrants.

For	Against	Abstain
4,497,446	77,101	11,553

Accordingly, the Company may issue shares of our common stock underlying convertible notes and warrants it issued pursuant to the terms of that certain Securities Purchase Agreement dated February 23, 2023, and certain Securities Purchase Agreement dated January 17, 2024, by and among the Company and Lind, in an amount equal to or in excess of 20% of our common stock outstanding immediately prior to the issuance of such convertible note and warrants (including upon the operation of  anti-dilution provisions contained in such convertible preferred stock and warrants.

4.	To approve an increase in the company’s Amended and Restated 2016 Equity Incentive Plan up to a maximum of 15% of current issued and outstanding shares.

For	Against	Abstain
4,483,481	96,204	6,415

Accordingly, the Company shall increase the number of shares available under its Amended and Restated 2016 Equity Incentive Plan to 1,283,002, which represents 12.15% of the current number of shares issued and outstanding.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABVC BioPharma, Inc.

April 19, 2024	By:	/s/ Uttam Patil
Uttam Patil
Chief Executive Officer